UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_______________________________

FORM 8-K
 _______________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT of 1934

Date of report (Date of earliest event reported):   January 27, 2016

SCHNITZER STEEL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

OREGON (State or Other Jurisdiction of Incorporation)	0-22496 (Commission File Number)	93-0341923 (I.R.S. Employer Identification No.)

299 SW Clay St., Suite 350 Portland, OR (Address of Principal Executive Offices)	97201 (Zip Code)

Registrant’s Telephone Number Including Area Code:  (503) 224-9900

NO CHANGE
(Former name or former address, if changed since last report)

 _______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Schnitzer Steel Industries, Inc. (the “Company”) held its 2016 annual meeting of shareholders on January 27, 2016.  There were 26,439,563 shares of common stock entitled to be voted. There were 23,516,124.182 shares voted in person or by proxy.  For more information on the following proposals submitted to shareholders, please see the Company’s proxy statement filed with the Securities and Exchange Commission on December 17, 2015.  Below are the final voting results.

Proposal No. 1 - Election of Directors
Under the Company’s articles of incorporation and bylaws, the Company’s Board of Directors is divided into three classes, each with a three-year term. The Company’s shareholders elected (i) Michael W. Sutherlin as a Class III director with a term expiring at the 2018 annual meeting of shareholders, and (ii) David L. Jahnke and William D. Larsson as Class I directors with terms expiring at the 2019 annual meeting of shareholders. The number of votes cast for or withheld and the broker non-votes were as follows:

Name	For	Withhold	Broker Non-Votes
Michael W. Sutherlin	17,693,233.284	1,068,544.898	4,754,346
David L. Jahnke	16,433,586.284	2,328,191.898	4,754,346
William D. Larsson	16,895,964.893	1,865,813.289	4,754,346

Proposal No. 2 - Advisory Resolution on Executive Compensation
The Company’s shareholders approved, on an advisory basis, the Company’s executive compensation as disclosed in the Company’s proxy statement, as follows:

For	Against	Abstain	Broker Non-Votes
14,068,083.311	4,404,780.984	288,913.887	4,754,346

Proposal No. 3 - Ratification of the Selection of Independent Registered Public Accounting Firm
The Company’s shareholders ratified the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2016, as follows:

For	Against	Abstain	Broker Non-Votes
23,381,839.316	97,234	37,050.866	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHNITZER STEEL INDUSTRIES, INC. (Registrant)

Dated: February 1, 2016	By:	/s/ Peter B. Saba
Name: Peter B. Saba
Title: Sr. V.P., General Counsel and Secretary